Exhibit 3.131

Microfilm Number_________	Filed with the Department of State on OCT. 08, 1998

Entity Number 2901965	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB:15-8913 (Rev 95)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.	The name of the limited liability company is: Brandywine TB Inn, L.L.C.

2.	The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	14 Campus Boulevard, Suite 100	Newtown Square	PA	19073	Delaware

	Number and Street	City	State	Zip	County

(b)	c/o:

	Name of Commercial Registered Office Provider				County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3.	The name and address, including street and number, if any, of each organizer are:

NAME ADDRESS

Jacqueline Y. Eastridge,	c/o Pepper Hamilton LLP

3000 Two Logan Square, 18th & Arch Streets Philadelphia, PA 19103 – 2799

4.	UNREADABLE TEXT

5.	UNREADABLE TEXT

6.	The specified effective date, if any, is: N/A
month day year hour, if any
7.	UNREADABLE TEXT

8.	For additional provisions of the certificate, if any attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 8th day of October, 1999.

/s/ Jacqueline Y. Eastridge

(Signature)
Jacqueline Y. Eastridge

(Signature)

(Signature)

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number UNREADABLE TEXT		Certificate of Change of Registered Office Limited Liability Company (15 Pa.C.S. § 8906)

Name	PEPPER HAMILTON LLP			Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1181 HARRISBURG, PA 17108-1181

	City	State	Zip Code

Fee: $52	Filed in the Department of State on June 4, 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the 15 Pa.C.S. § 8906 (relating to change of registered office), the undersigned, limited liability company, desiring to effect a change of registered office, hereby states that:

1.	The name of the company is: Brandywine TB Inn, L. L. C.

2.
The (a) address of the company’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department:

	(a)	Number and Street	City	State	Zip	County

		14 Campus Boulevard, Suite 100,	Newtown Square,	PA	19073	Delaware County

	(b)	Name of Commercial Registered Office Provider					County
		c/o:

3.	Complete part (a) or (b)

	(a)	The (a) address to which the registered office of the company in this Commonwealth is to be changed is:

		401 Plymouth Road, Suite 500,	Plymouth Meeting,	PA	19462	Montgomery County

		Number and Street	City	State	Zip	County

	(b)	The registered office of the company shall be provided by:

c/o

		Name of Commercial Registered Office Provider				County

IN TESTIMONY WHEREOF, the undersigned company has caused this certificate to be signed by a duly authorized member or manager thereof this 31st day of May, 2002. Brandywine TB Inn, L. C. C.
Name of Company
/s/ Brad A. Molotsky

Signature

Brad A. Molotsky, Secretary

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